UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 25, 2008

optionsXpress Holdings, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32419	20-1444525
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

311 W. Monroe, Suite 1000, Chicago, Illinois		60606
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	312-630-3300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 25, 2008, the Company announced that the Board of Directors of the Company voted to increase the number of positions on the Board of Directors from seven to eight. The Company also announced the appointment of Michael J. Soenen to the Company’s Board of Directors effective August 21, 2008. Mr. Soenen was not selected pursuant to any arrangement or understanding with any person. He was appointed to fill the newly created vacant position on the Board and was not appointed to any committees of the Board at the time of his appointment. Mr. Soenen will serve as director until the 2011 annual shareholders meeting at which time he will be subject to reelection by the Company’s shareholders.

Mr. Soenen is Chairman of the Board of Directors, President and Chief Executive Officer of FTD Group, Inc., a leading provider of floral and specialty gift products and services to consumers and retail florists. He has served as Chief Executive Officer since May 2004, overseeing dramatic growth in this global brand.

Prior to his position as Chief Executive Officer, Mr. Soenen served as President and Chief Operating Officer of FTD, Inc. from 2002-2004, President and CEO of FTD.com from 1999-2002, and Vice President of Marketing of FTD, Inc. from 1997-1999. Mr. Soenen also held positions at Perry Corp. and Salomon Brothers Inc. He received a Bachelor of Arts from Kalamazoo College.

A copy of the press release is furnished as Exhibit 99.1 hereto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

optionsXpress Holdings, Inc.

August 25, 2008	By:	/s/ Adam DeWitt

Name: Adam DeWitt
Title: CFO

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of the Company, dated August 25, 2008, entitled "optionsXpress Holdings, Inc. Appoints New Director"